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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated April 9, 1999 accompanying the consolidated financial statements of CompuTrac, Inc. and subsidiary included in the Annual Report on Form 10-KSB for the year ended January 31, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP

Dallas, Texas
February 29, 2000